Exhibit (g)(13)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE NORTHERN TRUST COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF November 11, 2009

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A.	ADDITIONAL CUSTODIANS:
	CUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
FITERM
B.	SPECIAL SUBCUSTODIANS:
	SUBCUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
	CHEMICAL BANK, N.A.	THIRD PARTY REPURCHASE AGREEMENTS*
	CITIBANK, N.A.	GLOBAL BOND CERTIFICATES**

_____________________________________________

* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

Fund	Portfolio
Fidelity Institutional Cash Portfolios	U.S. Treasury Portfolio II
Fidelity Hereford Street Trust	Spartan Money Market Fund
Fidelity Select Portfolios	Money Market Portfolio
Fidelity Union Street Trust II	Fidelity Daily Income Trust
Spartan World Money Market Fund
Fidelity Phillips Street Trust	Fidelity Cash Reserves

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C. FOREIGN SUBCUSTODIANS:

Country	Subcustodian Name	Depository Name	Second Central Depository Name	Third Central Depository Name	Fourth Central Depository Name
Argentina	Citibank NA	Caja de Valores Sociedad Anonima (CDV, CVSA or Caja)	Central de Registracion y Liquidacion de Instrumentos de Endeudamiento Publico (CRYL)	-	-
Australia	HSBC Bank Australia Limited	Austraclear Ltd	ASX Settlement and Transfer Corporation (ASTC) The ASTC operates a ´name on register' system for the electronic book-entry processing of legal title of securities. Although it is not a central depository in the traditional sense, its functions are equivalent.	-	-
Austria	UniCredit Bank Austria A.G	Oesterreichische Kontrollbank AG (OeKB)	-	-	-
Bahrain	HSBC Bank Middle East Limited	Automated Clearing, Settlement and Central Depository System: Bahrain Stock Exchange (CSD)	-	-	-
Bangladesh	Standard Chartered Bank	Central Depository Bangladesh Limited (CDBL)	-	-	-
Belgium	ING Belgium SA/NV	Euroclear Belgium (formerly Caisse Interprofessionnelle de Depots et de Virements Titres (CIK))	National Bank of Belgium (NBB)	-	-
Bermuda	The Bank of Bermuda Limited	Bermuda Securities Depository (BSD)	-	-	-
Bosnia and Herzegovina	Raiffeisenzentralbank Osterreich AG	Registar Vrijednosnih Papira U Federaciji Bosne I Hercegovine (RVP)	-	-	-
Botswana	Barclays Bank of Botswana Limited	Bank of Botswana (BOB)	Central Securities Depositary Company of Botswana Limited (CDSB)	-	-
Brazil	Citibank NA	Companhia Brasileria de Liquidacao e Custodia (Brazilian Clearing & Depository Corp) - CBLC	Central de Custodia e de Liquidacao Financeira de Titulos (Central of Custody and Financial Settlement of Securities) - CETIP	Sistema Especial de Liquidacao e de Custodia (SELIC)	-
Bulgaria	ING Bank NV	Bulgarian National Bank (BNB)	Central Security Depository AD (CDAD)	-	-
Canada	The Northern Trust Company	Clearing and Depository Services Inc (CDS)	-	-	-
Chile	Banco de Chile	Deposito Central de Valores SA (DCV)	-	-	-
China A Share	HSBC Bank (China) Company Limited	China Securities Depository and Clearing Corporation Limited (CSDCC - Shanghai Branch)	China Securities Depository and Clearing Corporation Limited (CSDCC - Shenzhen Branch)	-	-
China B Share	HSBC Bank (China) Company Limited	China Securities Depository and Clearing Corporation Limited (CSDCC - Shanghai Branch)	China Securities Depository and Clearing Corporation Limited (CSDCC - Shenzhen Branch)	-	-
Colombia	Cititrust Colombia	Deposito Central de Valores del Banco de la Republica (DCV)	Deposito Centralizado de Valores de Colombia (DECEVAL)	-	-
Croatia	Bank Austria Creditanstalt AG	Stredisnje Klirinsko Depozitarno Drustvo d.d - (Central Clearing Depository Association) - SDA	-	-	-
Cyprus	Citibank International plc	The Central Depository & Central Registry (CDCR).	-	-	-
Czech Republic	UniCredit Bank Czech Republic a.s.	Trh Kratkodobych Dluhopisu System operated by the Czech National Bank - Short Term Securities System	Stredisko Cennych Papiru (SCP)	-	-
Denmark	Nordea Bank Danmark A/S	V?rdipapircentralen A/S (VP Securities AS)	-	-	-
Egypt	Citibank NA	Misr for Central Clearing, Depository & Central Registry - MCDR (formerly Misr for Clearing, Settlement, and Central Depository - MCSD)	Central Bank of Egypt (CBE)	-	-
Estonia	Swedbank AS	AS Eesti Vaartpaberikeskus (Estonian Central Depository for Securities Ltd) - ECDSL	-	-	-
Finland	Nordea Bank Finland PLC	Euroclear Finland (formerly Finnish Central Depository Ltd. FCSD or APK)	-	-	-
France	BNP Paribas Securities Services SA	Euroclear France	-	-	-
Germany	Deutsche Bank AG	Clearstream Banking Frankfurt (CBF)	-	-	-
Ghana	Barclays Bank of Ghana Limited	The GSE Securities Depository Company Ltd. (GSD), a fully owned subsidiary of the Ghana Stock Exchange (GSE), commenced operations on November 14, 2008.	-	-	-
Greece	Citibank International PLC	Bank of Greece: for Government debt securities	HELEX SA for equities, corporate and government debt	-	-
Hong Kong	The Hongkong & Shanghai Banking Corporation Limited	Hong Kong Monetary Authority, Central Money Markets Unit (CMU)	Hong Kong Securities Clearing Company Limited (HKSCC)	-	-
Hungary	UniCredit Bank Hungary Zrt	Kozponti Elszamolohaz es Ertektar (Budapest Rt.) - KELER (Central Clearing House and Depository Budapest Ltd.)	-	-	-
Iceland	NBI hf	Icelandic Securities Depository Limited (ISD)	-	-	-
India	Citibank NA	Central Depository Services (India) Limited (CSDL)	National Securities Depository Limited (NSDL)	Reserve Bank of India (RBI)	-
Indonesia	Standard Chartered Bank	Bank of Indonesia (BI)	PT Kustodian Sentral Efek Indonesia (PT KSEI)	-	-
Ireland	The Northern Trust Company, London	Euroclear UK & Ireland Limited (CREST)	-	-	-
Israel	Bank Leumi Le-Israel BM	The Tel Aviv Stock Exchange Clearing House Ltd (SECH)	-	-	-
Italy	BNP Paribas Securities Services	Monte Titoli, S.P.A	-	-	-
Japan	The Hongkong & Shanghai Banking Corporation Limited	Bank of Japan (BOJ)	Japan Securities Depository Center, Incorporated (JASDEC Inc)	-	-
Jordan	HSBC Bank Middle East Limited	Securities Depository Center (SDC)	-	-	-
Kazakhstan	HSBC Bank Kazakhstan JSC	Central Securities Depository of the Republic of Kazakhstan (CSD)	-	-	-
Kenya	Barclays Bank of Kenya Limited	Central Depository Settlement Corporation (CDSC)	Central Bank of Kenya (CBK)	-	-
Kuwait	HSBC Bank Middle East Limited	Kuwait Clearing Company (KCC) S.A.K	-	-	-
Latvia	Swedbank AS	Latvijas Centrâlais Depozitârijs (LCD)	-	-	-
Lebanon	HSBC Bank Middle East Limited	Central Bank of Lebanon (CBL)	Centre de Conservation et de Compensation des Instruments Financiers pour le Liban et le Moyen-Orient (Midclear)	-	-
Lithuania	SEB Bankas	Central Securities Depository of Lithuania plc (CSDL)	-	-	-
Luxembourg	ING Belgium SA/NV	Clearstream Banking Luxembourg (CBL)	-	-	-
Malaysia	HSBC Bank Malaysia Berhad	Bank Negara Malaysia (BNM)	Bursa Malaysia Depository Sdn Bhd/Bursa Malaysia Securities Berhad (BMDSB/BMSCSB)	-	-
Malta	HSBC Bank Malta PLC	Malta Stock Exchange / Central Securities Depository (MSE/CSD)	-	-	-
Mauritius	The Hongkong & Shanghai Banking Corporation Limited	Bank of Mauritius (BOM)	Central Depository & Settlement Company Ltd (CDS)	-	-
Mexico	Banco Nacional de Mexico SA	S.D. Indeval, Sa de CV (Indeval)	-	-	-
Morocco	Attijariwafa Bank	Maroclear	-	-	-
Namibia	Standard Bank Namibia Limited	Bank of Namibia (BoN)	-	-	-
Netherlands	Fortis Bank (Nederland) NV	Euroclear Nederland	Nederlands Interprofessioneel Effectencentrum BC (NIEC)	-	-
New Zealand	Australia and New Zealand Banking Group Limited	New Zealand Central Securities Depository (NZCSD)	-	-	-
Nigeria	Stanbic IBTC Bank Plc	Central Securities Clearing System Limited (CSCS Ltd)	-	-	-
Norway	Nordea Bank Norge ASA	The Norwegian Central Securities Depository (VPS)	-	-	-
Oman	HSBC Bank Middle East Limited	Muscat Depository & Securities Registration Co. SAOC (MDSRC)	-	-	-
Pakistan	Citibank NA	Central Depository Company of Pakistan Ltd (CDC)	State Bank of Pakistan (SBP)	-	-
Palestine	HSBC Bank Middle East Limited	Central Depository System of the Palestine Securities Exchange Ltd (CDS)	-	-	-
Peru	Citibank del Peru SA	Caja de Valores y Liquidaciones SA (CAVALI)	-	-	-
Philippines	The Hongkong & Shanghai Banking Corporation Limited	Philippine Depository and Trust Corporation (PDTC)	Register of Scripless Securities (RoSS)	-	-
Poland	Bank Polska Kasa Opieki SA	Rejestr Papierow Wartosciowych (RPW) - Securities Registrar (SR)	Krajowy Depozyt Papierów Wartosciowych SA (KDPW)	-	-
Portugal	Banco Santander de Negocios Portugal	Interbolsa Lisbon (Central de Valores Mobiliarios) - Interbolsa	-	-	-
Qatar	HSBC Bank Middle East Limited	The Qatar Exchange	-	-	-
Republic of Korea	The Hongkong & Shanghai Banking Corporation Limited	Korea Securities Depository (KSD)	-	-	-
Romania	ING Bank NV	Central Depository S.A. (CDSA)	The National Bank of Romania (NBR)	-	-
Russia	ING Bank (Eurasia) ZAO	VTB Bank (VTB)	Depository Clearing Company (DCC)	The National Depository Center (NDC)

The creation of single central depository in Russia is planned. The project has been under consideration for a number of years but there is not yet any clear indication of implementation date nor the proposed structure of the single depository.

Saudi Arabia	Saudi British Bank Securities Limited	Saudi Arabian Monetary Agency (SAMA)	Tadawul	-	-
Serbia	UniCredit Bank Serbia JSC	Central Securities Depository and Clearing House of Serbia (CSD&CH)	-	-	-
Singapore	DBS Bank Limited	The Central Depository Pte. Ltd. (CDP)	Monetary Authority of Singapore (MAS)	-	-
Slovak Republic	ING Bank NV Bratislava Branch	-	Centralny Depozitar cennych papierov SR a.s. (CDCP)	-	-
Slovenia	UniCredit Banka Slovenija d.d.	Centralna Klirinsko Depotna Druzba (KDD)	-	-	-
South Africa	Standard Bank of South Africa Limited	Share Transactions Totally Electronic (STRATE)	-	-	-
Spain	BNP Paribas Securities Services SA	Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.	-	-	-
Sri Lanka	Standard Chartered Bank	Central Depository Systems (Private) Limited (CDS)	Central Bank of Sri Lanka (CBSL)	-	-
Swaziland	Standard Bank Swaziland Limited	N/A - There is no central depository in this market, all securities are held in physical form.	-	-	-
Sweden	Skandinaviska Enskilda Banken AB (Publ)	Euroclear Sweden	-	-	-
Switzerland	UBS AG	SIX SIS AG	-	-	-
Taiwan	Bank of Taiwan	Taiwan Depository & Clearing Corporation (TDCC)	-	-	-
Thailand	Citibank NA	Thailand Securities Depository Co Ltd (TSD)	Bank of Thailand (BOT)	-	-
Trinidad & Tobago	Republic Bank	Central Bank of Trinidad & Tobago (CBTT)	Trinidad & Tobago Central Depository Ltd (TTCD)	-	-
Tunisia	Banque Internationale Arabe de Tunisie	Societe Tunisenne Interprofessionnelle de Compensatio et de Depot des Valuers Mobileres (STICODEVAM)	-	-	-
Turkey	Deutsche Bank AS	Turkiye Cumhuriyeti Merkez Bankasi-TCMB (Central Bank of Turkey - CBT)	Central Registry Agency (Merkezi Kay/t Kurulusu-MKK)	Takasbank ISE Settlement & Custody Bank Inc. (Takasbank)	-
Uganda	Barclays Bank of Uganda Limited	-	-	-	-
UK	The Northern Trust Company, London	Depository and Clearing Center (DCC)	Euroclear UK & Ireland (CREST)	-	-
Ukraine	ING Bank Ukraine	Depository JSC 'Interregional Securities Union' (MFS Depository) - MFS/IRSU. Note: MFS merged with the All Ukrainian Securities Depository (AUSD) in October 2009.

National Bank of Ukraine (NBU). A merger with AUSD is planned to create a combined depository for corporate and government securities, with duties including maintenance of share register as well as holding securities in scripless form.

				National Depository of Ukraine (NDU). Note: the future of the NDU is unclear due to the merger resulting in the creation of the All Ukrainian Securities Depository (AUSD).	All Ukrainian Securities Depository (AUSD) (merged with MFS in October 2009)
United Arab Emirates - ADX	HSBC Bank Middle East Limited	ADX	-	-	-
United Arab Emirates - DFM	HSBC Bank Middle East Limited	Central Depository - Dubai Financial Market (DFM)	-	-	-
United Arab Emirates - NASDAQ Dubai	HSBC Bank Middle East Limited	Nasdaq Dubai Limited	-	-	-
United States	The Northern Trust Company	Depository Trust Company (DTC)	Federal Reserve Bank (FED)	-	-
Uruguay	Banco Itau Uruguay SA	Banco Central del Uruguay	-	-	-
Venezuela	Citibank NA	Caja Venezolana de Valores (CVV)	Central Bank of Venezuela (CBV)	-	-
Vietnam	HSBC Bank (Vietnam) Ltd	The Vietnam Securities Depository (VSD)	-	-	-
Zambia	Barclays Bank of Zambia Limited	Bank of Zambia (BOZ)	Lusaka Stock Exchange Central Shares Depository Ltd (LuSE CSD)	-	-
Zimbabwe	Barclays Bank of Zimbabwe Limited	N/A - There is no central depository in this market	-	-	-

Each of the Investment Companies Listed on Appendix "A"
Attached Hereto, on Behalf of each of Their
Respective Portfolios

By:/s/Paul Murphy

Name:Paul Murphy

Title:Assistant Treasurer

The Northern Trust Company

By:/s/Jennifer Gramis

Name:Jennifer Gramis

Title:Vice President